EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2000 Stock Option Plan of Bruker BioSciences Corporation of our reports dated March 14, 2008, with respect to the consolidated financial statements and schedule of Bruker Corporation and the effectiveness of internal control over financial reporting of Bruker Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
April 23, 2008